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                                                                    Exhibit 16.1

                       (DELOITTE & TOUCHE LLP LETTERHEAD)


August 26,2003

Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C. 20549

Dear Sirs/Madams:

We have read Item 4 of SureBeam Corporation's Form 8-K dated August 26, 2003, and have the following comments:

  1.   We agree with the statements made in paragraphs 2, 3, 4, 5, 6 and 12.

  2. We have no basis on which to agree or disagree with the statements made in paragraphs 1, 7, 8, 9, 10 and 11 except that as to paragraph 1, we confirm that we were dismissed on August 19, 2003.


Yours truly,

/s/ Deloitte & Touche LLP